UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2015

Allied World Assurance Company Holdings, AG
__________________________________________
(Exact name of registrant as specified in its charter)

Switzerland	001-32938	98-0681223
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gubelstrasse 24, Park Tower, 15th Floor, Zug, Switzerland		6300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+41-41-768-1080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2015, Allied World Assurance Company Holdings, AG (“Allied World”) announced that Allied World Assurance Company, Ltd, a Bermuda company and a wholly-owned subsidiary of Allied World, had completed the previously announced acquisitions of the in-force insurance portfolios and related assets and liabilities of the Hong Kong and Singapore insurance operations of Royal & Sun Alliance Insurance plc, a company incorporated in England and Wales (the “Acquisitions”). Under the terms of the Acquisitions, Allied World Assurance Company, Ltd paid approximately $193 million in cash for the assets, funded with cash on hand.

On April 1, 2015, Allied World issued a press release announcing the completion of the Acquisitions. A copy of the press release is filed herewith as exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
99.1	Press release, dated April 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, AG

April 1, 2015	By:	Wesley D. Dupont

Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 1, 2015.